Slide 1
  Introduction
  FD disclosure

Certain matters in the presentation today constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, the demand for mortgage loans, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2004. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

Slide 2

  We are the third largest financial institution headquartered in South Carolina.
  We offer a broad-base of banking, investment and insurance products serving both consumers and businesses.
  We have a significant presence in attractive, high growth coastal markets.
  First Southeast Insurance and its affiliates is one of the largest independent insurance agencies in South Carolina.
  At the end of fiscal 2005, we
    Had total assets of $2.5 billion;
    $1.9 billion of assets were in our loan portfolio;
    We had total equity of $171 million -- 6.78% of assets;
    And a market cap of $374 million.
    Our five-year average compound growth rates for assets, net income, earnings per share, stock price and dividends are listed.

  Total Assets $ 2,522,405
  Net Loans $ 1,888,389;  Total Equity $ 171,129
  Equity/Assets 6.78%; Market capitalization $ 373,648
  Average Compounded Growth Rate 5 Year 10 Year
  Assets 2.25% 5.93%;  Net Income 5.65% 10.34%
  Earnings per share 7.29% 11.25%;  Stock Price (NASDAQ: FFCH) 15.03% 11.78%
  Dividends 10.44% 12.63%

  Slide 3

Based on a real quick comparison to the Sandler O'Neill peer group median's of $1-5 billion asset banks. This group includes 34 banks located in the southeast.
  We trade at a higher price to book,
  A slightly lower P/E,
  And have a much higher dividend yield

FFCH SO&P Peer4 Group
9/30/051 11/8/05 11/8/05
Stock Price $ 30.84 $ 30.16
Market Cap (in thousands) $ 373,648 $ 363,188 $ 353,003
Price/Book 218.4% 213.6% 195.4%
2005E P/E 2 14.8x 14.1x 16.2x
Dividend Yield 3.0% 3.2%3 2.1%
1 Actual year-end.
2 Using consensus estimates.
3 Reflects Oct. 27 dividend increase from $.92 to $.96 annually.
4 SO&P provided peer averages of $1-5 billion in asset banks (34 banks located in the Southeast).

Slide 4 - Strategic Direction

  We have a major commitment to sales and service excellence - we have been using the Cohen-Brown sales program for the past eight years.
  We are very focused on training and retaining our sales and service staff.
  We are aggressively growing our core deposits.
  We continue to explore opportunities to grow our insurance operation through acquisitions and internal growth with existing partners.
  We have a very rich internet banking offering.
  We have made smart investments in a broad selection of distribution channels.
  Our efforts are very focused on growing non-spread revenues
  And, we continue to place increased emphasis on sales of banking products and services to small and medium-sized businesses.

Major Commitment to Sales and Service Excellence
Build and Retain the High-Quality Workforce/Family-Friendly Workplace
Aggressive Efforts to Grow Core Deposits
Continued Expansion of Insurance, Investment and Trust Businesses - the First Southeast Group
Expansion of Internet Banking Products and Services
Continued Investments in Diverse Distribution Channels
Continued Efforts to Accelerate Non-Spread Revenues
Increased Emphasis on Sales of Banking Products and Services for Small and Medium-sized Businesses

Slide 5

Over the past six years, on average, annual revenues have grown

  Over 40% in our advice businesses (insurance, trust and investment). Insurance revenues alone increased from $2 million to $20 million during this six years, a 50% annual average. The March quarter of each year is usually an excellent quarter due to the seasonal nature of contingent insurance commissions received. While these advice businesses contribute increasingly to our bottom line, the efficiency ratio is not typically used as a measurement in a net sales business like it is in the bank or spread business. If the advice piece is removed, our bank efficiency ratio for fiscal 2005 is 58%. The efficiency ratio for the advice businesses is 73%.

Additionally,

  Average growth in deposit account fees was 12% during this six year period
  Average growth of bank card/banking services and other was 23%
  Average mortgage banking income growth was 30% during this period
  And, average net interest income growth approximated 4%.

Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05
Net Interest Income 60438 62754 70369 82684 78460 76602 76458
Mortgage Banking 2568 2011 4311 5630 9158 2609 4384
Bank Card/Banking Services & Other 2888 3982 5054 3710 4853 7705 8566
Deposit Account Fees 6586 7593 8489 9349 10604 11516 12927
Insurance/Trust/Investment (Advice Businesses) 3272 4724 7064 12270 16350 20345 23368

Slide 6

Our loan portfolio composition continues to change.

  We've put more emphasis on expanding consumer and business lending.
  As a result, those balances have continued to grow as a part of our total loan portfolio.
  Consumer, construction, and multi-family/commercial/business and real estate loans now represent 47% of total loans, up from 27% six years ago.

9/30/1999 Construction 71 Consumer 217 Multifamily, Commercial Real Estate & Business 198 Land & Lots 94 Residential Real Estate 1232	9/30/2005 Construction 110 Consumer 499 Multifamily, Commercial Real Estate & Business 310 Land & Lots 127 Residential Real Estate 929

Slide 7

Transaction accounts - checking, money market deposits and statement savings now make up 57% of total deposits. Certificates of deposit are substantially all in-market, retail deposits (no brokered deposits).

CDs Checking Money Market Statement Savings 731 185 180 124	CDs Checking Money Market Statement Savings 712 519 260 171

Slide 8

We do business in four primary markets: the Charleston area, the Grand Strand/Myrtle Beach area, the Florence market and the Hilton Head/Bluffton market. We also serve several other markets, including Georgetown and Brunswick County in North Carolina.

  We have 50 bank sales offices -- 3 in Hilton Head, 24 in the Charleston area, 18 in the Grand Strand area and coastal North Carolina, and 5 in Florence.
  9 of these locations are in Wal*Mart superstores -- monthly these branches produce more than 4 times the number of demand account relationships of traditional branches.
  We have a commitment to open 2 more Wal*Mart superstores in the next year.
  We have 11 insurance sales offices (in addition to our recent Kimbrell/Preferred Markets acquisitions). These offices currently produce $111.4 million retail and commercial premiums and $27 million in wholesale premiums annually.
  We have 14 investment and trust offices located throughout South Carolina. Our newest registered investment office is located in Spartanburg, South Carolina.

Conclusion:

  We have a very experienced and successful management team;
  A very successful sales and service culture;
  We're in excellent high growth markets;
  We have a rapidly growing and profitable insurance business and substantial growth in other income;
  And an excellent record of earnings and dividend performance.

The archived webcast will be available for 30 days after the event, beginning 11/18/2005 at http://www.sandleroneill.com.

In addition, the presentation from November 1-2, 2005 was used as handouts. This presentation was filed as an 8-K with the SEC on November 2, 2005. However, one slide has been updated in the handout. It is presented below:

Fixed 38% Variable 62%	Commercial $207 Business 71 Multifamily 27	Home equity $229 Mobile home 157 Marine 61 Credit Card 12 Other 40

Additional Information:

September 30, 2005
One Year Growth/Growth Rate

Deposits	Change	%

Retail demand (interest bearing and non-interest bearing)	33,452	10.97%
Commercial (interest bearing and non-interest bearing)	47,729	35.58%

Total Checking	81,181	18.49%

New Lending

Business Lending		33.67%
Consumer Lending		25.60%
Real Estate Lending (gross)		-4.55%
Total Lending		10.15%